UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2014

Dynacast International Inc.

(Exact name of Registrant as specified in charter)

Delaware	333-179497	90-0728033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14045 Ballantyne Corporate Place, Suite 400 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 927-2789

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

On December 15, 2014, Dynacast International, Inc., a Delaware corporation (the “Company”), Partners Group Precision Investment Limited, a Guernsey limited company (“Buyer”), Precision Sub, Inc., a Delaware corporation (“Buyer Sub”), Izurium Dynacast Ltd., a company incorporated in the British Virgin Islands (“Izurium”), W Capital Dynacast LLC, a Delaware limited liability company, Laurel Crown Dynacast Holdings LLC, a Delaware limited liability company, Tower Square Capital Partners III-A, L.P. a Delaware limited partnership, Kenner Equity Management, LLC, a Delaware limited liability company (“Kenner”), Kenner Dynacast Partners L.P., a Delaware limited partnership, Simon J. Newman, Adrian Murphy, David J. Angell, Joseph Ungerhofer, Thomas Kerscher (solely in their respective capacities as holders of shares of the Company’s capital stock and not in any other capacity, collectively, the “Common Equityholders”), MIHI LLC, a Delaware limited liability company (solely in its capacity as a holder of shares of the Company’s capital stock and not in any other capacity, the “Preferred Equityholder” and collectively with the Common Equityholders, the “Sellers”), and Izurium as Sellers’ Representative for the limited purposes set forth therein, entered into a Securities Purchase Agreement (the “Agreement”) pursuant to which Buyer will acquire all of the outstanding shares of capital stock of the Company. It is anticipated that the transaction will close in the first quarter of 2015.

The purchase price payable to the Sellers upon closing of the transaction is approximately $1,100,000,000 less debt and transaction expenses. Kenner, Simon Newman, Adrian Murphy, David Angell, Josef Ungerhofer and Thomas Kerscher will reinvest a portion of the proceeds they receive and will remain shareholders of the Company after the closing of the transaction. Buyer has entered into commitment letters, subject to standard conditions, with a group of banks to provide debt financing for the transaction. In the Agreement, each of the Company, Sellers, Buyer and Buyer Sub has made customary representations, warranties and covenants, including representations and warranties regarding the assets of the Company and the financial statements of the Company, and covenants with respect to the operation of the business prior to closing.

The completion of the acquisition is subject to certain conditions, including, among others, (i) that all filings required to be made under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and rules and regulations promulgated thereunder, and certain foreign antritrust laws (as described in the Agreement) in connection with the transactions have been made and all applicable waiting periods with respect to each filing, including any extensions thereof, shall have expired or been terminated, (ii) the accuracy of the representations and warranties made by the Company, Buyer and Buyer Sub at closing and (iii) that the Company has not suffered a material adverse effect (as described in the Agreement).

The foregoing description of certain terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 8.01.	Other Events.

On December 17, 2014, Dynacast and the Buyer plan to issue a joint press release pursuant to which it will announce that it has entered into the Agreement. A copy of the planned press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated as of December 15, 2014, among Dynacast International, Inc., Partners Group Precision Investment Limited, Precision Sub, Inc., Izurium Dynacast Ltd., W Capital Dynacast LLC, Laurel Crown Dynacast Holdings LLC, Tower Square Capital Partners III-A, L.P., Kenner Equity Management, LLC, Kenner Dynacast Partners L.P., Simon J. Newman, Adrian Murphy, David J. Angell, Joseph Ungerhofer, Thomas Kerscher (solely in their respective capacities as holders of the Company’s Securities and not in any other capacity), MIHI LLC, (solely in its capacity as a holder of the Company’s Securities and not in any other capacity), and Izurium as Sellers’ Representative for the limited purposes set forth therein. (pursuant to Item 601(b)(2) of Regulation S-K, exhibits and schedules to the Securities Purchase Agreement have been omitted and will be supplementally provided to the SEC upon request).

99.1	Press Release dated December 17, 2014 to be issued by Partners Group Precision Investment Limited and Dynacast International Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2014

DYNACAST INTERNATIONAL INC.

By:	/s/ Adrian D. Murphy
Adrian D. Murphy
Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated as of December 15, 2014, among Dynacast International, Inc., Partners Group Precision Investment Limited, Precision Sub, Inc., Izurium Dynacast Ltd., W Capital Dynacast LLC, Laurel Crown Dynacast Holdings LLC, Tower Square Capital Partners III-A, L.P., Kenner Equity Management, LLC, Kenner Dynacast Partners L.P., Simon J. Newman, Adrian Murphy, David J. Angell, Joseph Ungerhofer, Thomas Kerscher (solely in their respective capacities as holders of the Company’s Securities and not in any other capacity), MIHI LLC, (solely in its capacity as a holder of the Company’s Securities and not in any other capacity), and Izurium as Sellers’ Representative for the limited purposes set forth therein. (pursuant to Item 601(b)(2) of Regulation S-K, exhibits and schedules to the Securities Purchase Agreement have been omitted and will be supplementally provided to the SEC upon request).

99.1	Press Release dated December 17, 2014 to be issued by Partners Group Precision Investment Limited and Dynacast International Inc.